Exhibit 4.3

Execution copy

RENASANT CORPORATION

FIRST AMENDMENT TO

THIRD SUPPLEMENTAL INDENTURE

dated as of September 3, 2020

to the Subordinated Indenture

dated as of August 22, 2016

4.50% Fixed-to-Floating Rate Subordinated Notes due 2035

Wilmington Trust, National Association, as Trustee

FIRST AMENDMENT TO

THIRD SUPPLEMENTAL INDENTURE

THIS FIRST AMENDMENT TO THIRD SUPPLEMENTAL INDENTURE (this “Amendment to Third Supplemental Indenture”), dated as of November 24, 2021, is made by and between Renasant Corporation, a Mississippi corporation (the “Company”), and Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as trustee (“Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have executed and delivered a Subordinated Indenture, dated as of August 22, 2016 (the “Base Indenture” and as supplemented by the First Supplemental Indenture, dated as of August 22, 2016 between the Company and the Trustee, by the Second Supplemental Indenture, dated as of August 22, 2016 between the Company and the Trustee, by the Third Supplemental Indenture, dated as of September 3, 2020 (the “Original Third Supplemental Indenture”) between the Company and the Trustee, and by the Fourth Supplemental Indenture, dated as of November 23, 2021 between the Company and the Trustee, and as further supplemented from time to time, the “Indenture”), to provide for the issuance from time to time by the Company of its unsecured subordinated indebtedness to be issued in one or more series as provided in the Indenture;

WHEREAS, the Company desires to amend the Original Third Supplemental Indenture as set forth herein;

WHEREAS, Section 9.1(i) of the Base Indenture, as amended by the Original Third Supplemental Indenture, provides that the Company and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of the Notes as determined, in good faith, by the Company;

WHEREAS, all things necessary to make this Amendment to Third Supplemental Indenture a legal and binding amendment to the Original Third Supplemental Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture and the Original Third Supplemental Indenture relating to this Amendment to Third Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Amendment to Third Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the premises stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the 2035 Notes, as follows:

ARTICLE I

AMENDMENT TO SECTION 5.01 OF

THE ORIGINAL THIRD SUPPLEMENTAL INDENTURE

Section 1.01. Modification of Supplemental Indentures Without Consent of Holders. Solely with respect to the 2035 Notes, Section 5.01 of the Original Third Supplemental Indenture is hereby amended by further amending the text of Section 9.1 of the Base Indenture as follows:

•	deleting the word “or” at the end of Section 9.1(h) in the Original Third Supplemental Indenture.

•	deleting the period at the end of Section 9.1(i) in the Original Third Supplemental Indenture and inserting “; or”.

•	adding the following language to Section 9.1 of the Original Third Supplemental Indenture:

“(j) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture.”

ARTICLE II

MISCELLANEOUS

Section 2.01. Remaining Provision of the Original Third Supplemental Indenture in Full Force. Except as provided above, all other provisions of the Original Third Supplemental Indenture shall remain in full force and effect.

Section 2.02. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment to Third Supplemental Indenture, the 2035 Notes, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Third Supplemental Indenture to be duly executed as of the date first above written.

RENASANT CORPORATION

By:	/s/ C. Mitchell Waycaster
Name:	C. Mitchell Waycaster
Title:	President and Principal Executive Officer

[Signature Page to Amendment to Third Supplemental Indenture]

Wilmington Trust, National Association, as Trustee

By:	/s/ Michael H. Wass
Name:	Michael H. Wass
Title:	Vice President

[Signature Page to Amendment to Third Supplemental Indenture]

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